EXHIBIT 99.1

Audited financial statements of our predecessor and wholly-owned subsidiary, Debut, for the period from inception through
December 31, 2007 and unaudited financial statements for the three month period from January 1, 2007 through March 31, 2007

RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 ● FAX: (248) 479-0578
www.ronscpa.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
The Marketing Group, Inc.
Nashville, Tennessee

We have audited the accompanying balance sheet of The Marketing Group, Inc. as of December 31, 2006 and the related statements of income and accumulated deficit and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Marketing Group, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited cash, has incurred substantial losses from operations and has working capital and stockholders deficits. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Ronald N. Silberstein, CPA, PLLC

Ronald N. Silberstein, CPA, PLLC
Farmington Hills, Michigan
April 19, 2007

THE MARKETING GROUP, INC. (S-CORPORATION)
BALANCE SHEET
DECEMBER 31, 2006

CURRENT ASSETS
Cash and Cash Equivalents	$86,112
Accounts Receivable	402,067
TOTAL CURRENT ASSETS	488,179
PROPERTY & EQUIPMENT, net	62,026
TOTAL ASSETS	$550,205
CURRENT LIABILITIES
Accounts Payable	$144,569
Accrued Interest	28,492
Payroll Liabilities	21,662
Amounts due to Related Parties	22,479
Notes Payable - Rush Capital	53,000
Notes Payable - Officers	162,158
Lines of Credit	210,375
Current Portion of Long-term Debt	53,043
TOTAL CURRENT LIABILITIES	695,778
LONG TERM LIABILITIES
Notes Payable	578,725
TOTAL LONG TERM LIABILITIES	578,,725
TOTAL LIABILITIES	1,274,503
STOCKERHOLDERS' EQUITY
Common Stock ( no par value, 5,000 shares authorized, 5,000 issued and outstanding )	1,000
Accumulated Deficit	(725,298)
TOTAL STOCKHOLDERS' DEFICIT	(724,298)
TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT	$550,205

The accompanying notes are an integral part of these financial statements.

THE MARKETING GROUP, INC. (S-CORPORATION)
STATEMENTS OF INCOME & ACCUMULATED DEFICIT
YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

REVENUE	$2,753,244	$1,485,983

COSTS AND EXPENSES:
Advertising	9,732	-
General and administrative	2,776,757	1,812,343
TOTAL COSTS AND EXPENSES	2,786,489	1,812,343
NET INCOME (LOSS) FROM OPERATIONS	(33,245)	(326,360)

INCOME AND OTHER EXPENSES:
Depreciation expense	18,322	18,019
Interest Expense	124,456	68,948
TOTAL OTHER EXPENSES	142,778	86,967

NET LOSS	(176,023)	(413,327)

BASIC AND WEIGHTED SHARES OUTSTANDING	5,000	5,000

LOSS PER SHARE	$35.20	$82.67

ACCUMULATED DEFICIT - beginning of year	(548,275)	(134,948)
ACCUMULATED DEFICIT - end of year	($ 724,298)	($ 548,275)

The accompanying notes are an integral part of these financial statements.

THE MARKETING GROUP, INC. (S-CORPORATION)
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2006 AND 2005

	December 31, 2006	December 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(176,023)	$(413,327)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,322	18,019
Changes in assets and liabilities:
Accounts receivable	273,055	69,042
Prepaids and other assets	-	3,775
Accounts payable and accrued expenses	71,235	90,669
NET CASH PROVIDED BY OPERATING ACTIVITIES	186,589	(231,822)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(24,676)	(39,460)
NET CASH USED IN INVESTING ACTIVITIES	(24,676)	(39,460)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term debt	300,000	75,000
Proceeds from long-term debt	-	-
Payments on short-term debt	(164,625)	-
Payments on long-term debt	(159,410)	(27,334)
Proceeds from stockholder loans	30,000	194,000
Payments on stockholder loans	(20,812)	(20,250)
Transfers to current portion of long-term debt	(53,043)
NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES	221,416	221,416
INCREASE (DECREASE) IN CASH	94,023	(49,866)
CASH - BEGINNING OF YEAR	$(7,911)	41,955
CASH - END OF YEAR	$86,112	$(7,911)

The accompanying notes are an integral part of these financial statements.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The Marketing Group, Inc. (the “Company”) was formed as a Tennessee Corporation on August 10, 1999. The Company is located in Nashville, TN and its primary business is to provide services to the radio broadcast ownership and management industry. The Company maintains the largest radio syndication in Nashville and produces twenty-one radio programs, which are broadcast over approximately 1,100 radio station affiliates across the United States and Canada. These radio programs have an estimated 740 million U.S. listeners per week. In addition to its syndication services The Marketing Group, Inc. owns and operates a multi-media studio with audio, video and on-line content production capabilities. This facility is located on historic Music Row in Nashville, TN. The Company also provides marketing, consulting and media buying (advertising) for its radio broadcast station customers in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred losses and has not yet obtained capital needed to achieve management’s plans and support its operations and there is no assurance that the Company will be able to raise such financing. The Company’s success is also dependent on several key employees. These factors raise substantial doubt about the Company’s ability to continue as a going concern. In view of these matters, realization of a major portion of the assets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to meet its financing requirements and the success of its future operations. The consolidated financial statements do not include any adjustments that might result from this uncertainty. Management intends to raise additional capital and is seeking to implement other strategies to meet operational goals and generate cash from operation to pay obligations and implement the business plan.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in banks.

Accounts Receivable

The Company considers accounts receivable at December 31, 2006 to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, the uncollectible amounts will be charged against operations when that determination is made. For the years ended December 31, 2006 and 2005 the Company recognized bad debt expense of $236,522 and $127,727, respectively.

Property & Equipment

Property and equipment are stated at cost less accumulated depreciation or amortization. Depreciation of property and equipment are computed principally by the straight-line method based upon estimated lives of assets ranging between five to seven years. Depreciation for the years ended December 31, 2006 and 2005 was $18,322 and $18,019, respectively.

Upon retirement, sale, or other disposition of property and equipment, the costs and accumulated depreciation are eliminated from the accounts, and any resulting gain or loss is included in results from operations.

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments

Financial instruments consist primarily of accounts receivable and obligations under accounts payable and accrued expenses. The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of those instruments.

The Company has applied certain assumptions in estimating these fair values. The use of different assumptions or methodologies may have a material effect on the estimates of fair values.

Revenue and Cost Recognition

The Company recognizes it advertising and programming revenues when the Company’s radio shows air on its contracted radio station affiliates. Generally, the Company is paid by a national advertising agency, which sells the commercial time provided by the affiliate.

As the Company earns its revenue from the national advertising agency it also recognizes any amounts due to the individual shows, which are based on the audience level generated by the specific program. Expenses are accrued at the time the shows are run.

Consulting projects are generally negotiated at a fixed price per project; however, if the Company utilizes its advertising capacity as part of the consulting project, it will charge the consulting client in the same manner as the affiliated stations described more fully above. Consulting fee income is recognized as personnel time is incurred under the terms of the contract.

Advertising

The Company expenses advertising costs as they are incurred. Total advertising costs of $9,732 are included in the financial statements for the year ended December 31, 2006. There were no advertising costs for the year ended December 31, 2005.

Compensated Absences

Employees of the Company are entitled to paid vacation and paid sick days off, depending on job classification, lengths of service and other factors. The amount of compensation for future absences cannot be reasonably estimated. Accordingly, no liability has been recorded in the accompanying financial statements. The Company’s policy is to recognize compensated absences when actually paid to employees.

Income taxes

The Company is an S Corporation for income tax purposes. Consequently, federal income taxes are not payable by, or provided for, the Company. Stockholders are taxed individually on their shares of the Company's earnings. Accordingly, the financial statements do not reflect a provision for income taxes.

Loss Per Share

During the fiscal years ended December 31, 2005 and December 31, 2006, the Company had no stock options or securities convertible into any form of equity outstanding. Therefore, the calculation of Loss Per Share is equal to the number of common shares outstanding during the respective fiscal years.

Also, during the fiscal years ended December 31, 2005 and December 31, 2006 there were no transactions that either reduced or increased the total number of outstanding shares. Therefore, the weighted average number of shares used to calculate Loss per Share equals the number of shares outstanding for the fiscal years presented.

Business Segment Information

The Company operates within a single business segment, which is providing services to the radio broadcast ownership and management industry. The major service categories include advertising and consulting

Recently Issued Accounting Standards

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets" (SFAS 153). This Statement addresses the measurement of exchanges of nonmonetary assets and is effective for nonmonetary asset exchanges occurring in fiscal years beginning after June 15, 2005. The adoption of SFAS 153 has not had a material effect on the Company's financial position or results of operations.

In December 2004, FASB issued SFAS No. 123(R), "Share-Based Payment” (“SFAS 123(R)”). SFAS 123(R) revises FASB Statement No. 123, "Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees.” SFAS 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires companies to recognize in the statement of operations the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of such awards (with limited exceptions). SFAS 123(R) is effective as of the first reporting period beginning after June 15, 2005. As of the balance sheet date, the Company did not have an option plan or any share based compensation arrangements with employees. However, should the Company adopt such a plan in the future it will adopt SFAS 123(R), as of the time the option plan is adopted.

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140” (“FASB Statement No. 156”). FASB No. 156 amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. FASB No. 156 is effective for years beginning after September 15, 2006. The Company does not believe FASB No. 156 will have a material effect on the Company’s financial statements.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109” (“FIN 48”), which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48, which is effective for fiscal years beginning after December 15, 2006, also provides guidance on recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company plans on reviewing its tax situation to determine whether there are any uncertain tax positions

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (“FASB No. 157”). FASB No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. FASB No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.

NOTE 2 - PROPERTY & EQUIPMENT

Property and equipment are summarized as follows:

December 31, 2006
Computer Software	$3,287
Computer & Office Equipment	65,639
Office Furniture	25,259
Production Studio	53,115
Less Accumulated Depreciation	(85,274
Property & Equipment, net	$62,026

NOTE 3 - SHORT-TERM LOANS

On June 6, 2005, the Company entered into an unsecured loan agreement with Rush Capital, LLC for $50,000. The note, plus interest accrued at prime, is payable upon demand. The interest rate, which floats and is adjusted with changes in the prime rate, was mm percent at December 31, 2006

On June 5, 2006 the Company entered into a loan agreement with Rush Capital, LLC for $3,000. The note, plus interest accrued at prime, is payable upon demand.

On May 3, 2002 and amended on April 26, 2004, the Company entered into an unsecured Promissory Note establishing a revolving line of credit with the Bank of America for $75,000. The Note requires monthly interest payments and the interest rate is based on the prime rate set by the Bank. The interest rate is adjusted based on changes in the Bank’s prime rate. The Note, which matured in April, 2005, was renewed on May 3, 2006 and matures on May 3, 2007.

The Company signed a Promissory Note on August 15, 2006 for $200,000 with Regions Bank to refinance existing debt. The Note matures on August 15, 2007 and requires monthly interest payments accruing at an initial rate of 7.58%. The rate is subject to monthly change based on an independent index plus 2.25%. The Note is secured by a personal guarantee of all stockholders and all inventory, chattel paper, accounts, equipment and general intangibles existing or purchased after the signing of the agreement. The principal balance as of December 31, 2006 was $135,375. See Note 5.

NOTE 4 - RELATED PARTY TRANSACTIONS

Stockholder loans to the Company have been made under various notes dated May 15, 2003 through May 17, 2006. Interest rate is Prime. Principal and interest are payable upon stockholder demand. Additional stockholder loans were made under various notes dated December 10, 2004 through May 17, 2006. Interest rate is Prime. Principal and interest are payable upon stockholder demand. The balance of stockholder loans at December 31, 2006 and 2005 are $162,158 and $155,970 respectively. Total interest expense on stockholder loans was $17,484and $9,363 for the years ended December 31, 2006 and 2005, respectively. Accrued interest due to stockholders was $28,492 at December 31, 2006.

The Company leases a vehicle from a company owned by a stockholder. Management believes the lease is similar to that of an arms-length transaction. Accordingly, the lease is included in operating leases. Total lease expense for the vehicle was $4,764 and $4,764 for the years ended December 31, 2006 and 2005, respectively.

In July 2005, the Company entered into a lease for office space from a company that is owned by a stockholder, which the Company believes is similar to that of an arms-length transaction. For the years ended December 31, 2006 and December 31, 2005 the Company incurred rental expense of $21,600 and $10,800 respectively under this arrangement.

The Company provides services to an entity owned by a stockholder. The Company also has entered into an agreement under which the same stockholder provides radio show content for the

Company. The terms of these arrangements generally reflect the terms negotiated with independent content providers and, therefore, the Company believes that it acquires this content on terms and rates similar to that of an arms-length transaction. For the years ended December 31, 2006 and December 31, 2005 the Company recognized revenues from related parties of $265,988 and $233,156 respectively. For the years ended December 31, 2006 and December 31, 2005 the Company incurred expenses of $227,016 and $198,193 to the same related party. See Note 7.

NOTE 5 - LONG-TERM DEBT
	December 31, 2006
	Current	Long-term
Note Agreement with Regions Bank signed August 15, 2006 to refinance Union Planters Note and obtain additional proceeds. The total loan amount was for $300,000 with an initial interest rate of 7.58%. The loan is secured by all inventory, chattel paper, accounts, equipment and general intangibles. Loan matures August 30, 2011 and is payable in monthly installments of $6058, including variable interest at 2.250% points per annum over the Index, which is the London Interbank Offered Rate (“LIBOR”) for the applicable Index Period.	$-53,043	$231,237
Unsecured note dated August 28, 2002, between the Company and Citadel Communications for $430,415, accruing interest at 12% with no maturity date. The note was amended in April, 2003 requiring interest only payments indefinitely.	$-	$347,491

Total Long-term Notes Payable	$53,043	$578,725

Future principal payments under note payable obligations as of December 31, 2006 and for each of the remaining years and in the aggregate are as follows:

Year Ending:	Amount

December 31, 2007	$53,043
2008	57,112
2009	61,594
2010	66,429
2011	46,099
Thereafter	347,491
Total	$631,768

NOTE 6 - OTHER CASH FLOW INFORMATION

Interest expense paid on all indebtedness amounted to $98,564 for the year ending December 31, 2006 and $84,337 for 2005.

NOTE 7 - OPERATING LEASE AGREEMENTS

The Company leases office space commencing July 1, 2006 requiring monthly rent of $1,800 through June 30, 2007. The Company expects to renew the lease at the stated rate.

The Company commenced leasing a Studio on June 5, 2005 requiring monthly rent of $2,603 through June 30, 2010. The lease contains a provision for payment of additional rent for operating expenses in excess of a calculated Expense Stop and is payable annually upon demand by the lessor. The lease was subsequently amended on May 12, 2006 to include additional space which increased monthly rent to $3,824. The lease contains a renewal option to extend the term for five years to June 30, 2015 at which time the monthly lease payments will increase to $3,969.

The Company subleased a portion of its studio space under an agreement dated May15, 2006 requiring monthly sublease payments of $1,450 through July 31, 2010. Accordingly, lease expense is reduced by the amount of sublease income received.

On July 1, 2005 the Company signed an agreement to lease parking spaces requiring monthly rent of $240 per month through June 30, 2006. The lease was renewed until December 31, 2007 at the stated rate.

On February 20, 2005, the Company signed a vehicle lease agreement for a vehicle for an officer. The lease requires monthly payments $397 per month through December 20, 2008 and is leased from a related party. See Note 4.

The Company also signed a vehicle lease commencing on August 25, 2006 requiring monthly payments of $823.39 per month through August 24, 2009. The Company may purchase the automobile at fair market value at maturity.

The Company signed a lease on April 7, 2005 for a digital copier requiring monthly lease payments of $363 per month through March 7, 2008. In addition, the Company signed a lease for a CD duplicator commencing November 22, 2004 requiring monthly payments of $367 through October 22, 2007. This equipment may be purchased at the lease maturities at fair market value.
Total lease expense included in the financial statements for the years ended December 31, 2006 and 2005 was $75,041 and $78,536, respectively.

Future minimum rents due, less sublease receivable, under all operating lease agreements are as follows:

December 31,	2007	$67,007
	2008	44,830
	2009	35,477
	2010	11,346
		$158,660

NOTE 8 - EMPLOYEES RETIREMENT PLAN

The Company adopted a SIMPLE plan effective January 1, 2006 for employees meeting service requirements, as defined. The Company makes matching contributions of employee contributions up to 3% of employee compensation. Total expense for the SIMPLE plan was $8,576 for the year ended December 31, 2006.

Debut Broadcasting Corporation, Inc.
Comparative Balance Sheet
(Unaudited)

ASSETS
	March 31, 2007	March 31, 2006
Current Assets
Cash and Cash Equivalents	$30,003	$8,513
Accounts Receivable	397,878	530,890
Prepaid Expenses	5,437	-
Total Current Assets	433,318	539,403

Property & Equipment, net	58,638	64,067

Total Assets	491,956	603,470

LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities
Accounts Payable	190,130	141,224
Accrued Expenses and Taxes	58,180	41,957
Amounts Due to Related Parties	17,989	9,358
Notes Payable from Shareholders	215,158	205,158
Lines of Credit	225,375	375,000
Current Portion of Long-Term Debt	53,966	39,453
Total Current Liabilities	760,798	812,150

Long Term Liabilities
Long-term debt	564,937	445,102
Total Long Term Liabilities	564,937	445,101

Total Liabilities	1,325,735	1,257,251

Stockholders' Deficit
Common Stock	1,000	1,000
Retained Earnings (Deficit)	(834,779)	(654,781)
Total Stockholers' Deficit	(833,779)	(653,781)

Total Liabilities & Stockholders' Deficit	$491,956	$603,470

See Notes to Unaudited Condensed Financial Statements

Debut Broadcasting Corporation, Inc.
Comparative Statement of Operations and Accumulated Deficit
For the Period Ending March 31, 2007

	March 31, 2007	March 31, 2006

Revenue	$645,234	$408,358

Operating Expenses
Advertising	3,287	-
General and Administrative	719,803	480,121

Total Operating Expenses	723,090	480,121

Other Expense (Income)
Depreciation Expense	4,709	4,580
Interest Expense	26,915	29,163

Total Other Expenses	31,624	33,743

Net Gain (Loss)	$(109,480)	$(105,506)

Basic and diluted net loss per share	$(21.90)	$(21.10)

Shares used in basic and diluted not loss per share calculation	5,000	5,000

See Notes to Unaudited Condensed Financial Statements

Debut Broadcasting Corporation, Inc.
Comparative Statement of Cash Flows
(Unaudited)

	March 31, 2007	March 31, 2006

Cash flow from operations:
Net loss	$(109,480)	$(105,506)
Adjustments to reconcile net loss to net cash provided by operations
Depreciation and amortization	4,709	4,580
(Increase) decrease in accounts receivable	4,189	144,232
(Increase) decrease in prepaid expenses	(5,437)	-
Increase (decrease) in accounts payable	45,560	6,239
Increase (decrease) in accrued expenses and taxes	8,026	(9,443)
Increase (decrease) in amounts due to related parties	(4,490)	(3,268)

Total cash used by operations	(56,923)	36,834

Cash flow from investing activities:
Purchases of property and equipment	(1,321)	(12,975)

Total cash used in investing activities	(1,321)	(12,975)

Cash flow from financing activities
Net proceeds from line of credit	15,000	-
Payments for notes payable to shareholders	-	(812)
Payments on long term debt	(12,865)	(6,623)

Total cash provided by financing activities	2,135	(7,435)

Increase (decrease) in cash	(56,109)	16,424

Cash at the beginning of the quarter	86,112	(7,911)

Cash at the end of the quarter	$30,003	$8,513

See Notes to Unaudited Condensed Financial Statements

Debut Corporation
Notes to Comparative Consolidated Financial Statements
March 31, 2007 and March 31, 2006
(Unaudited)

NOTE 1 - DESCRIPTION OF BUSINESS

Organization

Debut Broadcasting Corporation, Inc. (the “Company”) was formed as a Tennessee Corporation on August 10, 1999. The Company is located in Nashville, TN and its primary business is to provide services to the radio broadcast ownership and management industry. The Company maintains the largest radio syndication in Nashville and produces twenty-one radio programs, which are broadcast over approximately 1,100 radio station affiliates across the United States and Canada. These radio programs have an estimated 740 million U.S. listeners per week. In addition to its syndication services Debut Broadcasting Corporation, Inc. owns and operates a multi-media studio with audio, video and on-line content production capabilities. This facility is located on historic Music Row in Nashville, TN. The Company also provides marketing, consulting and media buying (advertising) for its radio broadcast station customers in the United States.

NOTE 2 - BASIS OF PRESENTATION

The financial statements of Debut Broadcasting Corporation, Inc. have been prepared without audit. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. We believe that the disclosures are adequate to make the financial information presented not misleading. These condensed financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended December 31, 2006. All adjustments were of a normal recurring nature unless otherwise disclosed. In the opinion of management, all adjustments necessary for a fair statement of the results of operations for the interim period have been included. The results of operations for such interim periods are not necessarily indicative of the results for the full year.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property & Equipment

Property and equipment are stated at cost less accumulated depreciation or amortization. Depreciation of property and equipment are computed principally by the straight-line method based upon estimated lives of assets ranging between five to seven years.

Revenue and Cost Recognition

The Company recognizes it advertising and programming revenues when the Company’s radio shows air on its contracted radio station affiliates. Generally, the Company is paid by a national advertising agency, which sells the commercial time provided by the affiliate.

As the Company earns its revenue from the national advertising agency it also recognizes any amounts due to the individual shows, which are based on the audience level generated by the specific program. Expenses are accrued at the time the shows are run.

Consulting projects are generally negotiated at a fixed price per project; however, if the Company utilizes its advertising capacity as part of the consulting project, it will charge the consulting client in the same manner as the affiliated stations described more fully above. Consulting fee income is recognized as personnel time is incurred under the terms of the contract.

Advertising

The Company expenses advertising costs as they are incurred. Total advertising costs of $3,287 and $0 are included in the financial statements for the quarter ended March 31, 2007 and March 31, 2006, respectively.

Loss Per Share

During the quarters ended March 31, 2007 and 2006, the Company had no stock options or securities convertible into any form of equity outstanding. Therefore, the calculation of Loss Per Share is equal to the number of common shares outstanding during the respective quarters.

Also, during the quarters ended March 31, 2007 and 2006 there were no transactions that either reduced or increased the total number of outstanding shares. Therefore, the weighted average number of shares used to calculate Loss per Share equals the number of shares outstanding for the fiscal years presented.

NOTE 4 - PROPERTY & EQUIPMENT

Property and equipment are summarized as follows:
	March 31, 2007	March 31, 2006
Computer Software	$3,287	$-
Computer & Office Equipment	66,960	60,167
Office Furniture	25,259	24,987
Production Studio	53,115	50,445
Less: Accumulated Depreciation	(89,983)	(71,532)
Property & Equipment, net	$58,638	$64,067

NOTE 5 - LINES OF CREDIT

On May 3, 2002 and amended on April 26, 2004, the Company entered into an unsecured Promissory Note establishing a revolving line of credit with the Bank of America for $75,000. The Note requires monthly interest payments and the interest rate is based on the prime rate set by the Bank. The interest rate is adjusted based on changes in the Bank’s prime rate. The Note, which matured in April, 2005, was renewed on May 3, 2006 and matures on May 3, 2007.

The Company signed a Promissory Note on August 15, 2006 for $200,000 with Regions Bank to refinance existing debt. The Note matures on August 15, 2007 and requires monthly interest payments accruing at an initial rate of 7.58%. The rate is subject to monthly change based on an independent index plus 2.25%. The Note is secured by a personal guarantee of all stockholders and all inventory, chattel paper, accounts, equipment and general intangibles existing or purchased after the signing of the agreement. The principal balance as of March 31, 2007 was $150,375. See Note 7.

NOTE 6 - NOTES PAYABLE TO SHAREHOLDERS

Shareholder loans to the Company have been made under various notes dated May 15, 2003 through May 17, 2006. Interest rate is at Prime. Principal and interest are payable upon shareholder demand. Additional shareholder loans were made under various notes dated December 10, 2004 through May 17, 2006. Interest rate is Prime. Principal and interest are payable upon shareholder demand. The balance of shareholder loans at March 31, 2007 and 2006 are $162,158 and $155,158, respectively.

On June 6, 2005, the Company entered into an unsecured loan agreement with Rush Capital, LLC for $50,000. Rush Capital is an entity owned and controlled by an officer and stockholder in the Company. The note, plus interest accrued at prime, is payable upon demand.

On June 5, 2006 the Company entered into a loan agreement with Rush Capital, LLC for $3,000. The note, plus interest accrued at prime, is payable upon demand.

Total interest expense on shareholder loans was $4,438 and $3,804 for the quarter ended March 31, 2007 and 2006, respectively. Accrued interest due to stockholders was $32,930 and $14,812 at March 31, 2007 and 2006.

NOTE 7 - LOANS-PAYABLE

The table be low summarizes the Company’s loans payable.

	March 31, 2007
	Current	Long-term

$75,000 Unsecured Promissory Note - Line of Credit with Bank of America The Note requires monthly interest payments at the Prime Rate as set by the Bank. The Note matures in May, 2007	$75,000

Promissory Note with Regions Bank signed August 2006 to refinance other outstanding debt. The note, which is secured by personal guarantees from stockholders and all inventory, chattel paper, accounts, equipment and general intangibles existing or purchased after the signing of the promissory note. Lines of Credit	$150,375

Total Lines of Credit	$225,375

Notes Payable to Officers: Officer (and stockholder loans to the Company have been made under various notes dated May 15, 2003 through May 17, 2006 Interest rate is at the Prime Rate. Principal and interest are payable upon stockholder demand. Additional stockholder demand loans were made under various notes dated December 10, 2004 through May 17, 2006. These additional loans carry interest rate at the Prime Rate.	$162,158

Note Payable to Rush Capital: Note interest is accrued at prime rate and is payable on demand. Rush Capital is owned by a stockholder and officer in the Company	$53,000

Note Agreement with Regions Bank signed August 15, 2006 to refinance Union Planters Note and obtain additional proceeds. The total loan amount was for $300,000 with an initial interest rate of 7.58%. The loan is secured by all inventory, chattel paper, accounts, equipment and general intangibles. Loan matures August 30, 2011 and is payable in monthly installments of $6,058, including variable interest at 2.250% points per annum over the Index, which is the London Interbank Offered Rate (“LIBOR”) for the applicable Index Period.	$53,966	$217,446

Unsecured note dated August 28, 2002, between the Company and Citadel Communications for $430,415, accruing interest at 12% with no maturity date. The note was amended in April, 2003 requiring interest only payments indefinitely.	$-	$347,491

Total Loans Payable	$494,499	$564,937

See Note 6, Related Party Transactions, for information regarding loans payable to related parties.

NOTE 8 - SUPPLEMENTAL CASH FLOW INFORMATION

Interest expense paid on all indebtedness amounted to $26,915 and $29,163 for the quarters ending March 31, 2007 and 2006, respectively. Amounts paid for Federal corporate income taxes were $-0- for the quarters ended March 31, 2007 and 2006.

NOTE 9 - SUBSEQUENT EVENTS

On May 17, 2007, the Company entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with California news Tech (“CNEW” or the “Company”), a publicly held Nevada corporation, and DB Acquisition, Inc. (“Acquisition Sub”), a newly formed wholly-owned Nevada subsidiary of CNEW. In connection with the closing of this merger transaction (the “Merger”), Acquisition Sub merged with and into the Company, and the Company became a wholly-owned subsidiary of CNEW named “Debut Broadcasting, Inc.”

In addition, pursuant to the terms and conditions of the Merger Agreement:

•  Each share of Debut common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive one share of CNEW common stock. As a result, the shareholders of Debut received 10,000,000 newly issued shares of CNEW common stock.

•  CNEW issued 6,430,316 shares of common stock to investors as a result of closing a private offering exempt from registration under Rule 506 of Regulation D of the Securities Act of 1933. The shares were issued for a combination of cash and debt reduction.

•   CNEW issued 3,000,000 shares of common stock to its Debenture holders for the conversion of debt to them of $100,000.

•  As a result following the closing of the Merger, there were 19,794,381 shares of CNEW common stock issued and outstanding including the 364,065 shares of CNEW common stock outstanding at the time of the merger.

•  CNEW’s board of directors was reconstituted to consist of Robert Marquitz, Steven Ludwig, Frank Wood, and Stephen Rush, who prior to the Merger were the directors of Debut. This change will be effective following the required 10 day notice period.

•  Each of CNEW and Debut provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of the voting power of Debut’s stockholders.

As of the date of the Merger Agreement and currently, there are no material relationships between CNEW or any of its affiliates and Debut, other than in respect of the Merger Agreement.